Exhibit 32(b)

                          Section 1350 Certification
                                    of
                             Mark E. Maddocks

     I certify that the Quarterly Report of Dataram Corporation with which this Certification is furnished fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Dataram Corporation.



December 8, 2005                  MARK E. MADDOCKS

                                   _______________________

                                   Mark E. Maddocks
                                   Vice President, Finance and
                                   Chief Financial Officer